Exhibit 4(b)




                                   BY-LAWS

                                     -of-

                         FIRST ALBANY COMPANIES INC.

                      (herein called the -"Corporation")

                                  ARTICLE 1

                                 Shareholders

          Section 1.01.  Annual Meeting.  The first annual meeting of shareholders shall be on the 20th day of January, 1987 at 10:00 A.M. at such place as shall be fixed by the President and stated in the notice or waiver of notice of the meeting.  Thereafter, the annual meeting of shareholders for the election of directors and the transaction of such other business as may come before it shall be held on the third Tuesday of January of each year at

10:00 A.M., or if said day be a legal holiday, then on the next succeeding day not a legal holiday, and at such place, as shall be fixed by the

President and stated in the notice or waiver of notice of the meeting.

          Section 1.02.  Special Meetings.  Special meetings of the

shareholders, for any purpose or purposes, may be called at any time by the

President or by resolution of the Board of Directors.  Special meetings of shareholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.  At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice or waiver of notice of the meeting.

          Section 1.03.  Notice of Meetings of Shareholders. Whenever

shareholders are required or permitted to take any action at a meeting,

written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.  If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section

623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of said Section 623 or an outline of its material terms.  A copy of the notice of any meeting shall be given,

personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting.

If mailed, such notice is given when deposited in the United States mail,

with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the

Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

          When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the next preceding paragraph.

          Section 1.04.  Waivers of Notice.  Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

          Section 1.05.  Quorum.  The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

          When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

          The shareholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

          Section 1.06.  Fixing Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders.  Such date shall not be more than fifty, nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

          When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof,

unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

          Section 1.07.  List of Shareholders at Meetings.  A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

          Section 1.08.  Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

          Every proxy must be signed by the shareholder or his attorney-in-

fact.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in this section.

          The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

          Except when other provision shall have been made by written agreement between the parties, the record holder of shares which he holds as pledgee or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

          A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value, except as authorized in this section and Section 620 of the Business Corporation Law.

          A proxy which is entitled "irrevocable proxy" and which states that it is irrevocable, is irrevocable when it is held by any of the following or a nominee of any of the following:

          (1)  A Pledgee;

          (2)  A person who has purchased or agreed to purchase the shares;

          (3) A creditor or creditors of the Corporation who extend or continue credit to the Corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;

          (4) A person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for;

          (5)  A person designated by or under an agreement under paragraph
               (a) of said Section 620.

          Notwithstanding a provision in a proxy, stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Corporation is paid, or the period of employment provided for in the contract of employment has terminated, or the agreement under paragraph

(a) of said Section 620 has terminated; and, in a case provided for in subparagraph (3) or (4) above, becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein,

whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section.  This paragraph does not affect the duration of a proxy under the second paragraph of this section.

          A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

          Section 1.09.  Selection and Duties of Inspectors.  The Board of

Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a shareholders' meeting may,

and on the request of any shareholder entitled to vote thereat shall appoint one or more inspectors.  In case any person appointed fails to appear or act,

the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.

Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

          The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes,

ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge,

question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.



          Unless appointed by the Board of Directors or requested by a shareholder, as above provided in this section, inspectors shall be dispensed with at all meetings of shareholders.

          Section 1.10.  Qualification of Voters.  Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, except as expressly provided otherwise in this section and except as otherwise expressly provided in the Certificate of Incorporation of the Corporation.

          Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the

Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

          Shares held by an administrator, executor, guardian, conservator,

committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name.  Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

          Shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority so to do is contained in an order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

          Redeemable shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.



          Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

          If shares area registered on the record of shareholders of the

Corporation in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

          (1)  If only one votes, the vote shall be accepted by the

Corporation as the vote of all;

          (2)  If more than one vote, the act of the majority so voting shall be accepted by the Corporation as the vote of all;

          (3)  If more than one vote, but the vote is equally divided on any particular matter, the vote shall be accepted by the Corporation as a proportionate vote of the shares; unless the Corporation has evidence, on the record of shareholders or otherwise, that the shares are held in a fiduciary capacity.  Nothing in this paragraph shall alter any requirement that the exercise of fiduciary powers be by act of a majority, contained in any law applicable to such exercise of powers (including Section 10-10.7 of the

Estates, Powers and Trusts Law of the State of New York);

          (4)  When shares as to which the vote is equally divided are registered on the record of shareholders of the Corporation in the name of,

or have passed by operation of law or by virtue of any deed of trust or other instrument to two or more fiduciaries, any court having jurisdiction of their accounts, upon petition by any of such fiduciaries or by any party in interest, may direct the voting of such shares for the best interest of the beneficiaries.  This paragraph shall not apply in any case where the instrument or order of the court appointing fiduciaries shall otherwise direct how such shares shall be voted; and



          (5)  If the instrument or order furnished to the Secretary of the

Corporation shows that a tenancy is held in unequal interests, a majority or equal division for the purposes of this paragraph shall be a majority or equal division in interest.

          Notwithstanding the foregoing paragraphs of this section, the

Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

          Section 1.11.  Vote of Shareholders.  Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.  Whenever any corporate action,

other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by the Business

Corporation Law or by the Certificate of Incorporation of the Corporation, be

authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

          The vote upon any question before any shareholders' meeting need not be by ballot.

          Section 1.12.  Written Consent of Shareholders. Whenever

shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.  This paragraph shall not be construed to alter or modify the provisions of any section of the Business Corporation Law or any provision in the Certificate of Incorporation of the Corporation not inconsistent with the

Business Corporation Law under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

          Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.



                                  ARTICLE II

                                  Directors

          Section 2.01.  Management of Business; Qualifications of Directors.



The business of the Corporation shall be managed under the direction of its

Board of Directors.  Each member of the Board of Directors shall be at least eighteen years of age.

          Directors need not be stockholders.

          The Board of Directors, in addition to the powers and authority expressly conferred upon it by statute, by the Certificate of Incorporation of the Corporation, by these By-Laws and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the Constitution and statutes of the State of

New York, by the Certificate of Incorporation of the Corporation and by these

By-Laws.

          Section 2.02.  Number.  The number of directors which shall constitute the entire Board of Directors shall be eight, but this number may be increased and subsequently again increased or decreased by an amendment to these By-Laws, except that the number shall never be less than three nor more than nine and that no decrease shall shorten the term of any incumbent director.

          Section 2.03.  Election and Term.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, subject to the provisions of Section 2.05 hereof.  Each director shall hold office until the expiration of the term for which he is elected,

and until his successor has been elected and qualified.

          Section 2.04.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the

President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 2.05.  Removal of Directors.  Any or all of the directors may be removed at any time (a) for cause by vote of the shareholders or by action of the Board of Directors or (b) without cause by vote of the shareholders, except as expressly provided otherwise by Section 706 of the



Business Corporation Law.

          Section 2.06.  Newly Created Directorships and Vacancies.  Newly

created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by vote of the Board of

Directors.  If the number of directors then in office is less than a quorum,

such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office.  The Board of Directors shall fill vacancies occurring in the Board of Directors by reason of the removal of directors without cause.

          A director elected to fill a vacancy shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

          Section 2.07.  Quorum and Vote of Directors.  At all meetings of the Board of Directors, a majority of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business.  The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of

Directors, except as expressly provided otherwise in these By-Laws and by the statutes of the State of New York.

          A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any adjournment need not be given if such time and place are announced at the meeting.

          Section 2.08.  Annual Meeting.  The newly elected Board of

Directors shall meet immediately following the adjournment of the annual meeting of shareholders in each year at the same place and no notice of such meeting shall be necessary.

          Section 2.09.  Regular Meetings.  Regular meetings of the Board of

Directors may be held at such times and places as shall from time to time be fixed by the Board of Directors and no notice thereof shall be necessary.

          Section 2.10.  Special Meetings.  Special meetings may be called at any time by the President, or by resolution of the Board of Directors.

Special meetings shall be held at such places as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

          Special meetings of the Board of Directors shall be held upon notice to the directors.  Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

          Unless waived, notice of each special meeting of the Board of

Directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than the third day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting.  Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

          Section 2.11.  Telephonic Meetings.  A member of the Board of

Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section 2.12.  Compensation.  Directors shall receive such fixed sums and expenses of attendance for attendance at each meeting of the Board of Directors or of any committee and such salary as may be determined from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the

Corporation in any other capacity and receiving compensation therefor.

          Section 2.13(a).  Committees.  The Board of Directors, by

resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees,

each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of

Directors, except that no such committee shall have authority as to the following matters:

          (a) The submission to shareholders of any action that needs shareholders' approval under the Business Corporation Law.

          (b) The filling of vacancies in the Board of Directors or in any committee.

          (c) The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

          (d) The amendment or repeal of the By-Laws, or the adoption of new By-Laws.

          (e) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

          The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.  Each such committee shall serve at the pleasure of the Board of Directors.

          Regular meetings of any such committee shall be held at such times and places as shall from time to time be fixed by such committee and no notice thereof shall be necessary.  Special meetings may be called at any time by any officer of the Corporation or any member of such committee.

Notice of each special meeting of each such committee shall be given (or waived) in the same manner as notice of a special meeting of the Board of

Directors.  A majority of the members of any such committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at the time of the vote, if a quorum is present at such time,

shall be the act of the committee.

          Section 2.13(b).  Audit Committee.  There shall be an Audit

Committee of the Board of Directors which shall serve at the pleasure of the

Board of Directors and be subject to its control.  The Committee shall have at least three members, two of whom shall be independent outside directors.

Members shall be appointed by the Chairman, subject to approval of the Board.

The Committee shall recommend to the Board of Directors the appointment or discharge of the Corporation's independent auditors, shall review and approve the scope and plan of the annual audit, shall review the results of such audit, and shall perform such other duties as may be lawfully delegated to it from time to time by the Board of Directors.

          Section 2.13(c).  Executive Compensation Committee. There shall be an Executive Compensation Committee of the Board of Directors which will serve at the pleasure of the Board of Directors and be subject to its control.  The Committee shall have at least three members, all of whom shall be independent outside directors appointed by the Chairman, subject to the approval of the Board of Directors.  The Committee shall approve the compensation of the executive officers of the company, and shall have such other duties as may be lawfully delegated to it from time to time by the

Board of Directors.

          Section 2.14.  Interested Directors.  No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation's directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose:

          (1) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 708 of the Business Corporation Law, by unanimous vote of the disinterested directors; or

          (2) If the material facts as to such director's interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which approves such contract or transaction.




                                 ARTICLE III

                                   Officers

          Section 3.01.  Election or Appointment; Number.  The officers of the Corporation shall be elected or appointed by the Board of Directors.  The officers shall be a President, a Secretary, a Treasurer, and such number of

Vice-Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, as the Board of Directors may from time to time determine.

Any person may hold two or more offices at the same time, except the offices of President and Secretary.  Any officer may, but no officer need, be chosen from among the Board of Directors.

          Section 3.02.  Term.  Subject to the provisions of Section 3.03 hereof, all officers shall be elected or appointed to hold office for the term for which he is elected or appointed or until his death and until his successor has been elected or appointed and qualified.

          The Board of Directors may require any officer to give security for the faithful performance of his duties.

          Section 3.03.  Removal.  Any officer elected or appointed by the

Board of Directors may be removed by the Board of Directors with or without cause.

          The removal of an officer without cause shall be without prejudice to his contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.

          Section 3.04.  Authority.  The President shall be the chief executive officer of the Corporation and shall direct the policy of the

Corporation on behalf of the Board of Directors.  The other officers shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them,

respectively, and/or such other authority duties and powers as may be assigned to them from time to time by the Board of Directors or the

President.


                                  ARTICLE IV

                                Capital Stock

          Section 4.01.  Certificates of Stock.  Certificates representing shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors.  Every certificate shall be signed by the

President and the Secretary or an Assistant Secretary, or the Treasurer or an

Assistant Treasurer and sealed with the seal of the Corporation.  Such seal may be a facsimile engraved or printed.  There shall be entered upon the stock books of the Corporation the number of each certificate issued, the name of the person owning the shares represented thereby, the number of shares, and the date of issuance thereof.

          Section 4.02.  Transfer of Stock.  A stock book shall be kept at the principal office of the Corporation containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became owners thereof, and the amount paid thereon.  Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney executed in writing and filed with the Secretary, and upon the surrender of the certificate or certificates for such shares properly endorsed and accompanied by all the necessary Federal and State stock transfer tax stamps.

No stockholder, however, shall be entitled to any transfer of his stock in violation of any restrictions lawfully applicable thereto.

          Section 4.03.  Registered Holders.  The Corporation shall be entitled to treat and shall be protected in creating the persons in whose names shares or any warrants, rights or options stand on the record of shareholders, warrant holders, rights holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share,

warrant, right or option on the part of any other person, whether or not the

Corporation shall have notice thereof, except as expressly provided otherwise by the statutes of the State of New York.

          Section 4.04.  New Certificates.  The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may,



in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient (in the judgment of the directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.


                                  ARTICLE V

                      Financial Notices to Shareholders

          Section 5.01.  Dividends.  When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it shall be accompanied by a written notice (a) disclosing the amounts by which such dividend or distribution affects stated capital,

capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such dividend or distribution upon stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

          Section 5.02.  Share Distribution and Changes.  Every distribution to shareholders of shares, whether certificated or uncertificated, or a change of shares which affects stated capital, capital surplus or earned surplus shall be accompanied by a written notice (a) disclosing the amounts by which such distribution or change affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such distribution or change upon stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable.

          When issued shares are changed in any manner which affects stated

capital, capital surplus or earned surplus, and no distribution to shareholders of any shares, whether certificated or uncertificated, resulting from such change is made, disclosure of the effect of such change upon the stated capital, capital surplus and earned surplus shall be made in the next financial statement covering the period in which such change is made that is furnished by the Corporation to holders of shares of the class or series so changed or, if practicable, in the first notice of dividend or share distribution or change that is furnished to such shareholders between the date of the change of shares and the next such financial statement, and in any event within six months of the date of such change.

          Section 5.03.  Cancellation of Reacquired Shares.  When reacquired shares other than converted shares are cancelled, the stated capital of the

Corporation is thereby reduced by the amount of stated capital then represented by such shares plus any stated capital not theretofore allocated to any designated class or series which is thereupon allocated to the shares cancelled.  The amount by which stated capital has been reduced by cancellation of reacquired shares during a stated period of time shall be disclosed in the next financial statement covering such period that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the end of the period and the next such financial statement, and in any event to all its shareholders within six months of the date of the reduction of capital.

          Section 5.04.  Reduction of Stated Capital.  When a reduction of stated capital has been effected under Section 516 of the Business

Corporation Law, the amount of such reduction shall be disclosed in the next financial statement covering the period in which such reduction is made that is furnished by the Corporation to all its shareholders or, if practicable,

in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the date of such reduction and the next such financial statement, and in any event to all its shareholders within six months of the date of such reduction.

          Section 5.05.  Application of Capital Surplus to Elimination of a

Deficit.  The Corporation may apply any part or all of its capital surplus to the elimination of any deficit in the earned surplus account, upon approval by vote of the shareholders.  The application of capital surplus to the elimination of a deficit in the earned surplus account shall be disclosed in the next financial statement covering the period in which such elimination is made that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to holders of each class or series of its shares between the date of such elimination and the next such financial statement, and in any event to all its shareholders within six months of the date of such action.

          Section 5.06.  Conversion of Shares.  Should the Corporation issue any convertible shares, then, when shares have been converted, they shall be cancelled and disclosure of the conversion of shares during a stated period of time and its of fact, if any, upon stated capital shall be made in the next financial statement covering such period that is furnished by the

Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the end of such period and the next such financial statement, and in any event to all its shareholders within six months of the date of the conversion of shares.


                                  ARTICLE VI

                                Miscellaneous

          Section 6.01.  Offices.  The principal office of the Corporation shall be in The City of Albany, County of Albany, State of New York.  The

Corporation may also have offices at other places1 within and/or without the

State of New York.

          Section 6.02.  Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal New York" provided, that the form of such seal shall be subject to alteration from time to time by the Board of Directors.

          Section 6.03.  Checks.  All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

          Section 6.04.  Fiscal Year.  The fiscal year of the Corporation shall begin the first day of October in each year, and shall end on the thirtieth day of September of such year.

          Section 6.05.  Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and each committee thereof, if any, and shall keep at the office of the Corporation in the State of New York or at the office of its transfer agent or registrar in the State of New York, a record containing the names and addresses of all shareholders,

the number and class of shares held by each and the dates when they respectively became the owners of record thereof.  Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

          Section 6.06.  Duty of Directors.  A director shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances.  In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements including financial statements and other financial data, in each case prepared or presented by:

          (a) one or more officers or employees of the Corporation or of any other corporation of which at least fifty percentum of the outstanding shares of stock entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the Corporation, whom the director believes to be reliable and competent in the matters presented

          (b) counsel, public accountants or other persons as to matters which the director believes to be within such person's professional or expert competence, or

          (c) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the Certificate of

Incorporation or these By-Laws as to matters within its designated authority,

which committee the director believes to merit confidence, so long as in so relying he shall be acting in good faith and with such degree of care which an ordinarily prudent person in a like position would use under similar circumstances but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.  A person who so performs his duties shall have no liability by reason of being or having been a director of the Corporation.



          Section 6.07. Indemnification of Directors and Officers.

          (a)  The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture,

trust, employee benefit plan or other enterprise, which any Director or

Officer of the Corporation served in any capacity at the request of the

Corporation, by reason of the fact that he, his testator or intestate, was a

Director of the Corporation ("Director"), or Officer of the Corporation

appointed or elected by the Board of Directors ("Officer"), or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the maximum extent permitted and in the manner prescribed by the

Business Corporation law.

          (b)  The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a Director or Officer of the Corporation, or is or

was serving at the request of the Corporation as a Director or Officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise,

against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, to the maximum extent permitted and in the manner prescribed by the

Business Corporation Law.

          (c)  Expenses incurred by any party entitled to indemnification under this Section 6.07 in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding to the maximum extent permitted and in the manner prescribed by the Business Corporation Law.

          (d)  The Corporation shall pay the expenses (including attorneys'

fees) of any person made a witness in a civil or criminal action or proceeding, by reason of the fact that he is or was a Director or Officer of the Corporation, or serves or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the

Corporation, subject to any limitations required by the Business Corporation

Law.

          (e)  The Corporation shall pay the expenses (including attorneys'

fees) of any Director or Officer of the Corporation incurred in prosecuting or defending an action or proceeding to enforce any rights to indemnification or advancement of expenses granted under these By-laws or otherwise, subject to any limitations required by the Business Corporation Law.

          (f)  The foregoing provisions of this section shall be deemed to be a contract between the Corporation and each Director and Officer of the

Corporation who serves in such capacity at any time while this section and the relevant provisions of the Business Corporation Law are in effect, and any repeal or modification of this section or such provisions of the Business

Corporation Law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing as it relates to any action or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts; provided, however,

that the right of indemnification provided in this section shall not be deemed exclusive of any other rights to which any Director or Officer of the

Corporation may now be or hereafter become entitled apart from this section,

whether by a resolution of shareholders, a resolution of Directors, or an agreement providing for such indemnification.  Subject to the foregoing,

wherever this section refers to the Business Corporation Law, it shall mean the Business Corporation Law of the State of New York, as the same exists or may hereafter be amended.  The rights of a Director or Officer hereunder shall continue after such person has ceased to be a Director or Officer and shall inure to the benefit of such person's heirs, executors, administrators and personal representatives.

          Section 6.08.  When Notice or Lapse of Time Unnecessary; Notices

Dispensed with when Delivery Is Prohibited. Whenever, under the Business

Corporation Law or the Certificate of Incorporation of the Corporation or

these By-Laws or by the terms of any agreement or instrument, the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his attorney-in-fact, submit a signed waiver of notice of such requirements.

          Whenever any notice or communication is required to be given to any person by the Business Corporation Law, the Certificate of Incorporation of

the Corporation or these By-Laws, or by the terms of any agreement or instrument, or as a condition precedent to taking any corporate action and communication with such person is then unlawful under any statute of the

State of New York or of the United States or any regulation, proclamation or order issued under said statutes, then the giving of such notice or communication to such person shall not be required and there shall be no duty to apply for license or other permission to do so.  Any affidavit,

certificate or other instrument which is required to be made or filed as proof of the giving of any notice or communication required under the

Business Corporation Law shall, if such notice or communication to any person is dispensed with under this paragraph, include a statement that such notice or communication was not given to any person with whom communication is unlawful.  Such affidavit, certificate or other instrument shall be as effective for all purposes as though such notice or communication had been personally given to such person.

          Whenever any notice or communication is required or permitted to be given by mail, it shall, except as otherwise expressly provided in the

Business Corporation Law, be mailed to the person to whom it is directed at the address designated by him for that purpose or, if none is designated, at his last known address.  Such notice or communication given when deposited,

with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department.

Such mailing shall be by first class mail except where otherwise required by the Business Corporation Law.

          Section 6.09.  Entire Board of Directors.  As used in these By-

Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

          Section 6.10.  Amendment of By-Laws.  These By-Laws may be amended or repealed and new By-Laws adopted by the Board of Directors or by vote of the holders of the shares at the time entitled to vote in the election of any directors, except that any amendment by the Board changing the number of directors shall require the vote of a majority of the entire Board of

Directors and except that any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as provided in the Business Corporation Law.

          If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed together with statement of the changes made.

          Section 6.11.  Section Headings and Statutory

References.  The headings of the Articles and Sections of these By-Laws have been inserted for convenience of reference

only and shall not be deemed to be a part of these By-Laws.

                                 ARTICLE VII

                               Indemnification

          A director of this Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of fiduciary duty as a director, except for liability resulting from a judgment or other final adjudication adverse to the director; (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law, (ii) for any transaction from which the director derived a financial profit or other advantage to which the director was not legally entitled, or

(iii) under Section 719 of the New York Business Corporation Law.